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Exhibit (21) List of Subsidiaries

                  NAME                                           STATE

         CORPORATIONS:
         ------------

         Parkway Properties General Partners, Inc.       Delaware

         Golf Properties, Inc.                           North Carolina


         PARTNERSHIPS:
         ------------

         Moore Building Associates LP                    Delaware

         Moore Garage LLC                                Delaware

         Parkway Moore LLC                               Delaware

         Parkway Properties LP                           Delaware

         Parkway Realty Services LLC                     Delaware

         Wink/Parkway Partnership                        Louisiana

         111 Capitol Building LP                         Mississippi

         Parkway Jackson LLC                             Mississippi

         Parkway Lamar LLC                               Mississippi

         Parkway Mississippi LLC                         Mississippi

         Parkway Properties Tax Administration LLC       Mississippi